UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2007
Brookside Technolgoy Holdings Corp.
(Exact name of registrant as specified in its charter)

Florida (State or Other Jurisdiction)	333-133253 (Commission File Number)	20-3634227 (IRS Employer Identification No.)
7703 North Lamar Blvd
Austin, TX 78752
(Address of principal executive offices) (zip code)
(512) 692-2100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As previously reported, in connection with the acquisition by Brookside Technology Holdings Corp. (the “Company”) of all of the membership interest of U.S. Voice & Data, LLC, an Indiana limited liability company, the Company, through Midtown Partners & Co., LLC, raised $1,000,000 in subordinated debt, bearing interest at 10% per annum and maturing on December 30, 2008, from DD Growth Premium Fund, and in connection therewith entered into a Subordinated Note and a related Subordinated Note Purchase Agreement with DD Growth Premium Fund. In connection therewith, the Company granted DD Growth Premium Fund a warrant to purchase 10,000,000 shares of common stock of the Company at an exercise price of $0.114 per share.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brookside Technology Holdings Corp.
By:	/s/ Bryan McGuire
Bryan McGuire, Chief Financial Officer

Dated: October 2, 2007

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